Exhibit 10.15

BUNGE LIMITED

NON-EMPLOYEE DIRECTORS EQUITY INCENTIVE PLAN

AWARD AGREEMENT

- Notice of Director Option Grant -

Effective as of the Date of Grant set forth below, the Optionee named below (who is a Non-Employee Director) is hereby awarded a nonqualified stock option to purchase the number of Shares set forth below (the “Director Option”) under the Bunge Limited Non-Employee Directors Equity Plan (the “Plan”), subject to the terms and conditions of the Plan and this Award Agreement (this “Award Agreement”). This Award Agreement consists of this Notice of Director Option Grant (the “Grant Notice”) and the attached Terms and Conditions applicable to Director Option Grants (the “Terms and Conditions”). Defined terms not explicitly defined in this Award Agreement but defined in the Plan shall have the same definitions as in the Plan.

Optionee Information:

Name:	Address:

Summary of Director Option Terms:

Date of Grant:	Shares subject to the Director Stock Option:
Vesting Schedule: See Terms and Conditions.	Exercise Price per Share: U.S.$ .
Expiration Date: Ten (10) years from the Date of Grant, unless earlier terminated as provided herein.

The Optionee and Bunge Limited, a company organized under the laws of Bermuda, and any successor thereto (“Bunge”), agree that this Director Option is granted under and subject to the terms and conditions of the Plan and this Award Agreement, and that this Director Option is granted for no consideration other than the Optionee’s services. The Optionee acknowledges that he or she has reviewed the Plan and this Award Agreement in their entirety and has had an opportunity to obtain the advice of counsel and a qualified tax advisor prior to executing this Award Agreement. The Optionee hereby agrees to comply with the terms and conditions of the Plan and this Award Agreement and accepts as binding, conclusive and final all decisions or interpretations of the Board upon any questions relating to the Plan and this Award Agreement.

The Optionee indicates acceptance of this Director Option, subject to the terms and conditions set forth in the Plan and the Award Agreement, by signing this Grant Notice and returning it to the undersigned representative of Bunge no later than                        , 2005. If a signed copy of this Grant Notice is not received by such date, this Award shall be void and of no force and effect.

BUNGE LIMITED		OPTIONEE

By:		By:
Name:	Flávio Sá Carvalho	[NAME]
Title:	Chief Personnel Officer

BUNGE LIMITED

NON-EMPLOYEE DIRECTORS EQUITY INCENTIVE PLAN

AWARD AGREEMENT

- Terms and Conditions Applicable to Director Options Grants -

1.                                      Grant. Subject to the terms of this Award Agreement, Bunge hereby grants the Optionee, a Non-Employee Director, a Director Option as of the Date of Grant.

2.                                      Vesting.

(a)                                 Vesting; Accelerated Vesting; Forfeiture. Except as hereinafter provided, the Optionee may exercise the Director Option only with respect to the portion thereof that has vested. The Director Option shall vest and become exercisable as of the date of January 1st first occurring after the Date of Grant (the “Vesting Date”), provided that the Optionee has continued to serve as a member of the Board until such Vesting Date. Notwithstanding the preceding sentence, the Director Option shall be considered fully vested and exercisable upon the termination of the Optionee’s service on the Board by reason of Retirement, death, Permanent Disability or by reason of failure by the shareholders to reelect the Optionee. Any Director Options that are otherwise unvested at the time of a termination of the Optionee’s service on the Board shall lapse and become void.

(b)                                 Termination of Service. Following termination of the Optionee’s service on the Board, the Optionee (or the Optionee’s estate, personal representative or beneficiary, as the case may be) shall have the right, subject to the other terms and conditions of the Plan, to exercise the Director Option, to the extent vested in accordance with Section 2(a):

(i)                                     at any time within three years after the date of termination of service, if such termination was by reason of Retirement, death, Permanent Disability or by reason of failure by the shareholders to reelect the Optionee, or

(ii)                                  in all other cases, at any time within one year after the date of termination of service;

subject, in all cases, to earlier expiration of the Director Option on the Expiration Date.

(c)                                  Notice of Exercise. Subject to the limitations set forth in this Award Agreement, the Optionee may exercise the Director Option, once vested, by submitting a written notice in the form attached hereto as Exhibit A to Bunge at its corporate headquarters (or by following such other procedures as Bunge may from time to time indicate in writing to the Optionee). Subject to Sections 7(d) and 7(e) of the Plan, the exercise date (the “Exercise Date”) shall be the date on which the Secretary of Bunge receives a written notice of exercise, duly completed and submitted by the Optionee (or his or her beneficiary, if applicable), relating to the Director Option, if such notice is received by 5:00 p.m. (New York City time). If such notice is received after 5:00 p.m. on such date, the Exercise Date shall be the following business day. The Optionee shall deliver, or arrange for delivery, to Bunge, at the time of giving the notice, payment in a form permissible under Section 3 of this Award Agreement for the full amount of the Exercise Price.

(d)                                 Issuance of Shares. After receiving a proper notice of exercise, Bunge shall cause to be issued the Shares as to which the Director Option has been exercised.

(e)                                  Director Options Not Transferable. The Optionee may not transfer, pledge, assign or otherwise dispose of the Director Option except by will or the laws of descent and distribution or pursuant to a domestic relations order, subject to the Board’s discretion to permit certain limited transfers under Section 8 of the Plan.

(f)                                   Period of Exercise. Subject to the limitations of this Award Agreement, the Director Option shall be exercisable until the Expiration Date. Any Director Option that has not been exercised by 5:00 p.m. (New York City time) on the Expiration Date shall expire and be automatically cancelled.

(g)                                  Withholding Taxes. Bunge shall require the Optionee, prior to delivery of any Shares upon exercise, to remit to Bunge an amount sufficient to satisfy any U.S. federal, state, local and/or foreign income tax or other applicable payroll tax withholding requirements. Bunge may, in its sole discretion, permit the Optionee, after the delivery of Shares to the Optionee, to satisfy any U.S. federal, state, local and/or foreign income taxes or other applicable payroll taxes by directing Bunge to repurchase Shares that were issued to the Optionee in accordance with all applicable laws and pursuant to any such rules as the Board may establish from time to time.

3.                                      Payment for Shares. In order to exercise any Director Option, the Optionee may tender payment in the following forms:

(a)                                 Cashless Exercise. Subject to such rules and procedures as may be adopted by the Committee, and subject to applicable law all or part of the Exercise Price and any withholding taxes may be paid by the delivery (on a form prescribed by the Company) of an irrevocable direction:

(i)                                     to a securities broker to sell Shares and to deliver all or part of the sales proceeds to Bunge; or

(ii)                                  to pledge Shares to a securities broker or lender, as security for a loan, and to deliver all or part of the loan proceeds to Bunge.

(b)                                 Cash. All or part of the Exercise Price may be paid in cash or cash equivalents.

(c)                                  Currently Owned Shares. Subject to all applicable law and in Bunge’s sole discretion, all or any part of the Exercise Price may be paid by surrendering whole Shares that are already owned by the Participant. Such Shares shall be surrendered to Bunge in good form for transfer and shall be valued at their Fair Market Value on the date when the Nonqualified Stock Option is exercised. The Participant shall not surrender Shares in payment of the Exercise Price if such action would cause Bunge to recognize compensation expense (or additional compensation expense) with respect to the Nonqualified Stock Option for financial reporting purposes.

(d)                                 Cash/Share Combination. Subject to all applicable law and in Bunge’s sole discretion, all or any part of the Exercise Price may be paid through a combination of the alternatives above.

4.                                      Market Standoff Agreement. The Optionee, if requested by Bunge and an underwriter of Common Stock (or other securities) of Bunge, agrees not to sell or otherwise transfer or dispose of any Common Stock (or other securities) of Bunge held by the Optionee during the period requested by the underwriter managing any public offering of Common Stock (or other securities) of Bunge following the effective date of a registration statement of Bunge filed under the U.S. Securities Act of 1933, as amended, provided that all similarly situated officers and directors of Bunge are required to enter into similar agreements. Such agreement shall be in writing in a form satisfactory to Bunge and such underwriter. Bunge may impose stop-transfer instructions with respect to the shares (or other securities) subject to the foregoing restriction until the end of such period.

5.                                      Share Ownership Guidelines. The Optionee agrees to comply with the conditions and restrictions imposed by such guidelines with respect to any Shares obtained in connection with the exercise of any Director Option.

6.                                      General Terms.

(a)                                 Plan Document Controls. In the event of any conflict between the provisions of this Award Agreement and those of the Plan, the provisions of the Plan shall control.

(b)                                 Applicable Law. This Award Agreement shall be governed by and subject to the laws of the State of New York and to all applicable laws and to the approvals by any governmental or regulatory agency as may be required.

(c)                                  Validity. The invalidity or unenforceability of any provision of this Award Agreement shall not affect the validity or enforceability of any other provision of this Award Agreement, which shall remain in full force and effect. The parties intend that any offending provision shall be enforced to the fullest extent to which it is enforceable, that any unenforceable portion thereof be severed from this Award Agreement, and that this Award Agreement, as modified to sever any such unenforceable portion, be enforced to the fullest extent permitted by law.

(d)                                 Notices. All notices and other communications provided for herein shall be in writing and shall be delivered by hand, telecopy or facsimile transmission or sent by certified or registered mail, return receipt requested, postage prepaid, addressed, if to the Optionee, to the attention of the Optionee at the mailing address set forth on the Grant Notice (or to such other address as the Optionee shall have specified to Bunge in writing) and, if to Bunge, to it at its principal offices which are currently located at 50 Main Street, 6th Floor, White Plains, New York 10606, attention Chief Personnel Officer. All such notices shall be conclusively deemed to be received and shall be effective, (i) if delivered by hand, upon receipt, (ii) if sent by telecopy or facsimile transmission, upon confirmation of receipt by the sender of such transmission or (iii) if sent by registered or certified mail, on the fifth day after the day on which such notice is mailed.

(e)                                  Waiver. The waiver by either party of compliance with any provision of this Award Agreement by the other party shall not operate or be construed as a waiver of any other provision of this Award Agreement, or of any subsequent breach of such party of a provision of this Award Agreement.

(f)                                   Board Decisions Final. Any dispute or disagreement which shall arise under, or as a result of, or pursuant to, or in connection with, the interpretation or construction of the terms of this Award Agreement or the Director Option granted hereunder shall be determined by the Board or its designee, and any such determination (including, without limitation, any determination of Fair Market Value) and any other determination by the Board under or pursuant to this Award Agreement and any interpretation by the Board of the terms of the Director Option shall be final and binding on all persons affected thereby; provided, however, that any member of the Board shall recuse himself or herself from participating in any determination by the Board pursuant to this Section 6(f) with respect to any dispute or disagreement in which such member has a financial or other material interest.

(g)                                  Amendments. The Board or its designee shall have the power to alter or amend the terms of this Award Agreement as set forth herein from time to time, in any manner consistent with the provisions of Section 10 of the Plan, and any alteration or amendment of the terms of the Director Option by the Board or its designee shall, upon adoption, become and be binding on all persons affected thereby without requirement for consent or other action with respect thereto by any such person; provided, however, that, except as contemplated by Section 10 of the Plan, no such alteration or amendment may, without the consent of the Optionee, adversely affect the rights of the Optionee under this Award Agreement. Notwithstanding any provision herein to the contrary, the Board or its designee shall have the broad authority to amend this Award to take into account changes in applicable tax laws, securities laws, accounting rules and other applicable state and Federal laws.

(h)                                 Entire Agreement; Headings. This Award Agreement and the other related documents expressly referred to herein set forth the entire agreement and understanding between the parties hereto. The headings of sections and subsections herein are included solely for convenience of reference and shall not affect the meaning of any of the provisions of this Award Agreement.

(i)                                     Counterparts. The Grant Notice to this Award Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

(j)                                    No Right to Re-election. Neither this Award Agreement nor the Director Option granted hereunder shall be deemed to create any obligation on the part of the Board to nominate any of its members for re-election by Bunge’s shareholders, nor confer upon the Optionee the right to remain a member of the Board for any period of time, or at any particular rate of compensation.

(k)                                 Securities Laws Compliance. No Shares shall be issued or transferred under this Award Agreement unless the Board or its designee determines that such issue or transfer is in compliance with all applicable U.S. federal, state and/or foreign securities laws and regulations and Bermuda laws and regulations.

(l)                                     Change in Control. Upon a Change in Control, the Optionee’s Options shall be subject to Section 11(b) of the Plan.

Exhibit A

BUNGE LIMITED

NON-EMPLOYEE DIRECTORS EQUITY INCENTIVE PLAN

NOTICE OF EXERCISE

The undersigned Optionee hereby elects to exercise the Director Option with respect to the number of Shares set forth below:

1.                                      Participant Information

Participant:
Social Security Number:
Daytime Phone Number:

2.                                      Details of Exercise.

Date of Grant	Number of Options to be Exercised	Per Share Exercise Price (US $ )	Total Exercise Cost (US $ )	Method of Payment of Exercise Cost (select from methods “a” through “d” in section 4 below)

Total

3.                                Exercise Information.

Exercise my Director Option upon receipt of this Notice of Exercise.

Exercise my Director Option when a Bunge common share attains a price of $              on the New York Stock Exchange Composite Index.

4.                                      Method of Payment of Exercise Cost. (Indicate form of payment)

a.              Cashless Exercise:

Subject to Bunge’s approval and applicable laws, I irrevocably elect to have a securities broker sell Shares and to deliver all or part of the sales proceeds to Bunge pursuant to the Bunge cashless exercise program.

Sell         of the Shares

Sell only enough Shares to satisfy the Total Exercise Cost and/or tax withholding.

b.              Check:

I enclose a cashier’s check in the amount of the Total Exercise Cost and/or tax withholding.

c.               Currently Owned Shares:

Subject to the approval of Bunge and applicable laws, I elect to surrender Shares that I already own to satisfy the Total Exercise Cost and/or tax withholding. The effectiveness of this Notice of Exercise is contingent upon Bunge’s receipt of such Shares.

d.              Cash/Share Combination:

Subject to the approval of Bunge and applicable laws, I elect to satisfy the Total Exercise Cost and/or tax withholding through a combination of the above alternatives, as described below:

5.                                Tax Information.

I am subject to U.S. income taxes.

I am not subject to U.S. income taxes.

Tax Consequences. I UNDERSTAND THAT I MAY SUFFER ADVERSE TAX CONSEQUENCES AS A RESULT OF THE EXERCISE OF THE DIRECTOR OPTION. I REPRESENT THAT I HAVE CONSULTED WITH MY TAX CONSULTANT(S) IN CONNECTION WITH SUCH EXERCISE AND THAT I AM NOT RELYING ON BUNGE FOR ANY TAX ADVICE.

6.                                Service Status.

I am currently a director to Bunge.

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My services as a director of Bunge terminated on                                                       .

I acknowledge and agree that the terms of the Award Agreement (which is hereby incorporated by reference) under which the Director Option was granted govern the terms and conditions applicable to the Director Option and the exercise thereof.

Date:	Signature of Participant

This is to verify our receipt and acceptance of this Notice of Exercise and full payment of the Total Exercise Cost.

BUNGE LIMITED

Date:	Authorized Signature

A-2